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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-86257

Supplement, Dated December 4, 2001, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:




                                                     Number of Depositary Shares
                                                     ---------------------------
Name of Selling Securityholder                             Owned       Offered
------------------------------                             -----       -------

Georgica Advisors LLC                                      8,600        8,600